   As filed with the Securities and Exchange Commission on February 16, 1999

                                       Registration Statement No.  333-44499

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                    --------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    --------------------------------------

                            CASS COMMERCIAL CORPORATION
                            ---------------------------
              (Exact name of Registrant as specified in its charter)

              Missouri                                  43-1265338
              --------                                  ----------
      (State of incorporation)              I.R.S. Employer Identification No.

              13011 Hollenberg Drive, Bridgeton, Missouri  63044
              --------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)

                       1995 RESTRICTED STOCK BONUS PLAN
                       --------------------------------
                           (Full title of the plan)

                             Lawrence A. Collett
                       Chairman - Chief Executive Officer
                          Cass Commercial Corporation
                             13011 Hollenberg Drive
                           Bridgeton, Missouri 63044
                           -------------------------
                    (Name and address of agent for service)

                                (314) 506-5500
                                --------------
         (Telephone number, including area code, of agent for service)

==============================================================================

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.        EXHIBITS.  The following updated Exhibit is filed as a part of
               --------
               this Registration Statement:

      EXHIBIT             DESCRIPTION
      -------             -----------
        4.3        1995 Restricted Stock Bonus Plan, as amended to January
                   19, 1999, including form of Restriction Agreement,
                   incorporated by reference to Exhibit 4.3 to Post-Effective
                   Amendment No. 2 to Form S-8 Registration Statement No. 33-91456

                                  SIGNATURES
                                  ----------



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 10, 1999.

                                   CASS COMMERCIAL CORPORATION

                                   By:  /s/LAWRENCE A. COLLETT
                                        ----------------------------
                                        Lawrence A. Collett
                                        Chairman of the Board -
                                        Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on February 10, 1999.


        /s/LAWRENCE A. COLLETT                      Chairman of the Board -
        ---------------------------                 Chief Executive Officer
        Lawrence A. Collett                         (principal executive officer)


        ---------------------------                 Director
        Robert J. Bodine


        ---------------------------                 Director
        Bryan Chappell


        /s/THOMAS J. FUCOLORO<F*>                   Director
        ---------------------------
        Thomas J. Fucoloro


        /s/HARRY J. KRIEG<F*>                       Director
        ---------------------------
        Harry J. Krieg

                                    II-2




        ---------------------------                 Director
        Howard A. Kuehner


        /s/JAKE NANIA<F*>                           Director
        ---------------------------
        Jake Nania


        ---------------------------                 Director
        Irving A. Shepard


        ---------------------------                 Director
        A.J. Signorelli


        /s/JOHN J. VALLINA<F*>                      Director
        ---------------------------
        John J. Vallina


        /s/BRUCE E. WOODRUFF<F*>                    Director
        ---------------------------
        Bruce E. Woodruff


        /s/ERIC H. BRUNNGRABER                      Vice President - Secretary -
        ---------------------------                 Chief Financial Officer
        Eric H. Brunngraber                         (principal financial and
                                                    accounting officer)


                        <F*> By:  /s/LAWRENCE A. COLLETT
                                -----------------------------
                                Lawrence A. Collett
                                Attorney-in-fact

                                    II-3